EXHIBIT 99.1

Orient Paper Inc. Announces Proposed Settlement of Securities Class Action Lawsuit

BAODING, China, June 21, 2012 /PRNewswire-Asia/ -- Orient Paper, Inc. (AMEX: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in northern China, today announced that it reached a proposed settlement of the securities class action lawsuit pending against the Company and certain current and former officers and directors of the Company ("Orient Paper defendants").

The securities class action lawsuit was filed in the United States District Court for the Central District of California (Mark Henning, et. al, v. Orient Paper, Inc. et al., Case no. CV-10-5887 RSWL (AJWx)) and alleges, among other things, that the Company issued materially false and misleading statements and omitted to state material facts that rendered its affirmative statements misleading as they related to the Company's financial performance, business prospects, and financial condition, and that the defendants failed to prevent such statements from being issued or corrected. The terms of the proposed settlement call for dismissal of all the Orient Paper defendants from the action in exchange for a $2 million payment from the Company's insurer.

The proposed settlement remains subject to court approval and class notice administration.  The parties expect to complete full documentation of the settlement and file a motion for preliminary approval of the class action settlement and approval of the class notice no later than July 30, 2012.

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, court approval of the proposed class action settlement agreement; anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugate medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Company Contact:	Investor Relations Contact:
Orient Paper, Inc.	CCG Investor Relations
Winston Yen, CFO	Crocker Coulson, President
Phone: 1-562-818-3817	Phone: 1-646-213-1915
Email: info@orientpaperinc.com	Email: crocker.coulson@ccgir.com